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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2002

Washington Group International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12054 (Commission File Number)	33-0565601 (IRS Employer Identification No.)
720 Park Boulvevard, Boise, Idaho (Address of Principal Executive Offices)		83729 (Zip Code)

Registrant's telephone number, including area code: (202) 386-5000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On June 21, 2002, the Board of Directors of Washington Group International, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on July 15, 2002 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of June 21, 2002 (the "Rights Agreement"), by and between the Company and Wells Fargo Bank Minnesota, National Association, as rights agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which is incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Financial Statements of Businesses Acquired: None

(b)
Pro Forma Financial Information: None

(c)
Exhibits:

Exhibit Number	Exhibit
4.1	Rights Agreement, dated as of June 21, 2002, by and between the Company and Wells Fargo Bank Minnesota, National Association, as rights agent (incorporated by reference to the Company's Registration Statement on Form 8-A filed on June 24, 2002)
99.1	Press release, dated June 21, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.
	By:	/s/ CRAIG G. TAYLOR Name: Craig G. Taylor Title: Secretary
Date: June 24, 2002

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Rights Agreement, dated as of June 21, 2002, by and between the Company and Wells Fargo Bank Minnesota, National Association, as rights agent (incorporated by reference to the Company's Registration Statement on Form 8-A filed on June 24, 2002).
99.1	Press release, dated June 21, 2002.

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SIGNATURE
INDEX TO EXHIBITS